EXHIBIT 99.1

Liberty Tax Service Announces Fiscal Year 2019 Results

Average Returns for U.S. and Canadian Offices Show Growth
U.S. Average Net Fee per Return Increased by 3.6%

VIRGINIA BEACH, Va., June 20, 2019 (GLOBE NEWSWIRE) -- Liberty Tax, Inc. (OTC PINK: TAXA) (the “Company”), the parent company of Liberty Tax Service, today reported its unaudited results for fiscal year 2019. The Company reported total revenue of $132.5 million.  The Company’s revenue in fiscal 2019 was impacted by the Company’s adoption of ASC 606, “Revenues from Contracts with Customers” effective May 1, 2018. The Company experienced a net loss of $2.2 million, in fiscal 2019 resulting in a GAAP loss per share of $0.16. Non-GAAP earnings per share for fiscal 2019 (as defined in Table D) were $0.63. The Company delivered adjusted EBITDA (as defined in Table D) of $28.0 million in fiscal 2019 and net cash provided by operating activities of $17.1 million.

The average returns processed per U.S. office increased 5.62% to 470 returns compared to 445 in the prior year. Total U.S. federal assisted tax returns of 1.33 million were lower than the 1.49 million U.S. federal assisted tax returns in the prior year, due to reductions in the number of U.S. locations. Total returns processed in Canada increased to 0.39 million from 0.38 million.

“Despite incurring a significant amount of one-time expenses, the Company continues to deliver solid cash flows from operating activities,” commented Chief Executive Officer, Brent Turner. “As I begin work in the role of CEO, we are sharply focused on delivering results through meaningful initiatives that position our brand for growth. We have recognized the need for change and are well underway toward making those changes.”

Fiscal 2019 Results (unaudited)

($ in millions except per share data)	GAAP			Non - GAAP*
	2019	2018	Change	2019	2018	Change
Revenue	$132.5	$174.9	-24%	$134.2	$174.9	-23%
Operating expenses	133.4	167.3	-20%	120.1	154.1	-22%
Income (loss) before taxes	(4.0)	4.5	-189%	10.9	17.6	-38%
Net Income (loss)	(2.2)	0.1	-1697%	8.7	8.5	2%
Diluted EPS	(0.16)	0.01	-1700%	0.63	0.60	5%
*See reconciliation of Non-GAAP to GAAP financial measures in Table D and additional information under Non-GAAP Financial Information.

Financial Highlights

  Adjusted EBITDA of $28.0 million compared to $35.2 million for fiscal year 2018 (see Table D).
  Net cash provided by operating activities was $17.13 million compared to $27.65 million for fiscal year 2018.
  Average net fees for tax preparation services in the U.S. increased 3.6%.
  The Company entered into a new $135 million Credit Facility last month and has full availability under the facility.
  The Company ended the fiscal year with $23.0 million of cash on hand and repaid the balance of its term debt of $12.0 million on May 1, 2019.
  The optional electronic filing fee charge for U.S. federal returns generated $2.68 million of revenue compared to $2.15 million in fiscal 2018 (gross versus net accounting adjusted for ASC 606).
  Average net fees for tax preparation services in U.S. Company-owned offices increased 14.1%.
  Revenue from franchise and Company-owned Canadian offices increased 1% in Canadian dollars.

About Liberty Tax, Inc.
Founded in 1997, Liberty Tax, Inc. (OTC PINK: TAXA) is the parent company of Liberty Tax Service. In the U.S. and Canada, last year, Liberty Tax prepared approximately two million individual income tax returns in more than 3,100 offices and online. Liberty Tax's online services are available through eSmart Tax, Liberty Online and DIY Tax, and are all backed by the tax professionals at Liberty Tax locations and its nationwide network of seasonal tax preparers. Liberty Tax also supports local communities with fundraising endeavors and contributes as a national sponsor to many charitable causes. For a more in-depth look, visit Liberty Tax Service and interact with Liberty Tax on Twitter and Facebook.

About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. generally accepted accounting principles, please see the section of the accompanying Table D titled “Reconciliation of Non-GAAP Financial Information to the Most Directly Comparable GAAP Financial Measures.”

Forward Looking Statements
In addition to historical information, this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including implied and express statements regarding the Company’s strategic initiatives, and statements regarding future growth. These forward-looking statements are based upon the Company's current expectations and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the Company's actual results could differ materially from these statements. These risks and uncertainties relate to, among other things: uncertainties regarding the Company's ability to attract and retain clients; uncertainties regarding the Company’s strategic plans related to Company-owned stores; uncertainties regarding the Company’s ability to meet its prepared returns targets; competitive factors; regulatory factors; the Company's effective income tax rate; litigation defense expenses and costs of judgments or settlements; costs associated with compliance efforts; and changes in market, economic, political or regulatory conditions. Additional information concerning these risks and uncertainties is contained in the Company’s filings with the U.S. Securities and Exchange Commission.  The Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise except as may be required by law.

Table A
Liberty Tax, Inc.
Consolidated Statement of Operations
Unaudited, amounts in thousands, except per share and share data

	Twelve months ended April 30,
	2019	2018	$ change	% change
Revenues:
Franchise fees	$2,766	$1,793	973	54.3%
Area Developer fees	3,146	2,751	395	14.4%
Royalties and advertising fees	63,716	68,559	(4,843)	-7.1%
Financial products	33,478	47,225	(13,747)	-29.1%
Interest income	8,189	9,895	(1,706)	-17.2%
Assisted tax preparation fees, net of discounts	14,611	26,645	(12,034)	-45.2%
Electronic Filing Fee	2,675	10,772	(8,097)	-75.2%
Other revenue	3,965	7,232	(3,267)	-45.2%
Total revenue	132,546	174,872	(42,326)	-24.2%

Operating expenses:
Employee compensation and benefits	39,822	50,003	(10,181)	-20.4%
Selling, general, and administrative expenses	42,038	69,012	(26,974)	-39.1%
Area Developer expense	15,584	16,564	(980)	-5.9%
Advertising expense	12,532	12,326	206	1.7%
Depreciation, amortization, and impairment charges	14,084	14,416	(332)	-2.3%
Restructuring expense	9,345	4,952	4,393	88.7%
Total operating expenses	133,405	167,273	(33,868)	-20.2%
Income (loss) from operations	(859)	7,599	(8,458)	-111.3%

Other income (expense):
Foreign currency transaction gain (loss)	(113)	63	(176)	-279.4%
Gain on sale of available-for-sale securities	-	-	-	100.0%
Interest expense	(3,023)	(3,181)	158	-5.0%
Income (loss) before income taxes	(3,995)	4,481	(8,476)	-189.2%
Income tax expense (benefit)	(1,839)	4,346	(6,185)	-142.3%
Net Income (loss)	$(2,156)	$135	$(2,291)	-1697.0%

Net Income (loss) per share of Class A and Class B
common stock:
Basic and diluted	$(0.16)	$0.01	$(0.17)	-1700.0%

Weighted-average shares outstanding basic	13,800,884	12,928,762	872,122	6.7%
Weighted-average shares outstanding diluted	13,800,884	13,977,748	(176,864)	-1.3%

Table B
Liberty Tax, Inc.
Consolidated Balance Sheets
Amounts in thousands

	Apr 30,	Apr 30,
	2019	2018
Current assets:	(Unaudited)
Cash and cash equivalents	$22,983	$18,522
Current receivables, net	58,643	66,816
Bank Products receivable	7,277	4,025
Assets held for sale	-	8,941
Income taxes receivable	1,784	-
Other current assets	2,405	1,404
Total current assets	93,092	99,708

Property, equipment, and software, net	32,676	38,636
Notes receivable, non-current, net	6,812	5,589
Deferred income taxes	315	343
Goodwill	6,566	8,640
Other intangible assets, net	19,161	22,837
Other assets	1,379	2,250
Total assets	$160,001	$178,003

Current liabilities:
Current installments of long-term obligations	$13,108	$18,113
Accounts payable and accrued expenses	13,672	14,521
Due to Area Developers	17,282	17,906
Income taxes payable	447	4,511
Deferred revenue - current	3,679	2,021
Total current liabilities	48,188	57,072

Long-term obligations, excluding current installments, net	1,940	2,270
Deferred revenue and other - non-current	5,622	4,692
Deferred income tax liability	537	1,397
Long-term income taxes payable	-	1,070
Total liabilities	56,287	66,501

Stockholders' equity:
Special voting preferred stock, $0.01 par value per share	-	-
Class A common stock, $0.01 par value per share	140	128
Class B common stock, $0.01 par value per share	-	2
Exchangeable shares, $0.01 par value per share	-	10
Additional paid-in capital	12,552	11,570
Accumulated other comprehensive loss, net of taxes	(1,910)	(1,347)
Retained earnings	92,932	101,139
Total stockholders' equity	103,714	111,502
Total liabilities and stockholders' equity	$160,001	$178,003

Table C
Liberty Tax, Inc.
Consolidated Statements of Cash Flows
Unaudited, amounts in thousands
	Twelve months ended April 30,
	2019	2018
Cash flows from operating activities:
Net (loss) income	$(2,156)	$135
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for doubtful accounts	8,738	12,396
Depreciation and amortization	13,631	11,454
Amortization of deferred financing costs	38	155
Impairment of goodwill and other assets	453	2,962
Other loss including sale of property, equipment and software	5,833	5,261
Stock-based compensation expense related to equity classified awards	999	3,680
Loss (gain) on bargain purchase and sales of Company-owned offices	694	(2,401)
Equity in gain of affiliate	(63)	(71)
Deferred tax expense (benefit)	586	(2,369)
Change in income taxes receivable	(6,886)	(798)
Changes in other assets and liabilities	(4,738)	(2,759)
Net cash provided by operating activities	17,129	27,645

Cash flows from investing activities:
Issuance of operating loans to franchisees and Area Developers (ADs)	(68,283)	(73,796)
Payments received on operating loans to franchisees and ADs	67,556	72,647
Purchases of Company-owned offices, AD rights, and acquired customers lists	(229)	(2,926)
Proceeds from sale of Company-owned offices and AD rights	1,229	451
Purchases of property, equipment and software	(2,939)	(5,388)
Net cash used in investing activities	(2,666)	(9,012)

Cash flows from financing activities:
Proceeds from the exercise of stock options	153	95
Repurchase of common stock and tax impact of stock compensation	(88)	1
Dividends paid	(2,244)	(8,922)
Repayment of other long-term obligations	(7,502)	(7,432)
Borrowings under revolving credit facility	123,615	178,251
Repayments under revolving credit facility	(123,615)	(178,251)
Cash paid for taxes on exercises/vesting of stock-based compensation	(83)	(576)
Net cash used in financing activities	(9,764)	(16,834)

Effect of exchange rate changes on cash, net	(238)	296
Net increase in cash and cash equivalents	4,461	2,095
Cash and cash equivalents at beginning of year	18,522	16,427
Cash and cash equivalents at end of year	$22,983	$18,522

Table D
Liberty Tax, Inc.
Reconciliation of Non-GAAP Financial Information to the Most Directly Comparable GAAP Financial Measures
Unaudited, amounts in thousands, except per share data

We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP); however, we believe that earnings before interest, taxes, depreciation, amortization and impairment ("EBITDA") and non-GAAP results should be evaluated, in addition to, and not as an alternative for, net income (loss) as determined in accordance with GAAP. We consider our non-GAAP financial results to be a useful metric for management and investors to evaluate and compare current year results with prior periods. Because not all companies use the same calculations, our definition of EBITDA may not be comparable to similarly titled figures from other companies. In addition, when evaluating non-GAAP results, we exclude certain items that are not considered to be part of future operating results.

The following is a reconciliation of GAAP Net Income (loss) as shown in Table A to EBITDA.

					Twelve months ended April 30,
					2019	2018

					(in thousands)
Net Income (loss) - as reported					(2,156)	135
Add back:
Interest expense					3,023	3,181
Income tax expense (benefit)					(1,839)	4,346
Depreciation, amortization, and impairment charges
As Reported					14,084	14,416
Included in restructuring expense*					5,559	2,415
Total Adjustments					20,827	24,358
EBITDA					18,671	24,493
*Impairments related to contract termination costs and property and intangibles included in Restructuring expense

The following is a reconciliation of our non-GAAP financial measures to the most comparable GAAP financial measures.
Amounts may not add or recalculate due to rounding. See page 9 for a description of the items excluded which we believe to not be considered part of future operating results.

For the twelve months ended April 30, 2019
			Loss from		Pre-tax	Net	Basic & Diluted
	Revenues	Expenses	Operations	EBITDA	Loss	Loss	EPS

As Reported	132,546	133,405	(859)	18,671	(3,995)	(2,156)	$(0.16)

Adjustments: (1)
Executive severance and related costs including stock-based compensation		(933)	933	933	933	677	0.05
Executive recruitment costs		(725)	725	725	725	526	0.04
Shareholder litigation costs		(472)	472	472	472	343	0.02
Settlements, net of estimated recoveries (2)		(972)	972	972	972	706	0.05
Unsolicited offer costs (2)		(311)	311	311	311	226	0.02
Corporate governance costs		(303)	303	303	303	220	0.02
Divestiture of year-round accounting offices	1,643	(203)	1,846	1,846	1,846	1,340	0.10
Restructuring expense		(9,345)	9,345	3,785	9,345	6,784	0.49
Total Adjustments	1,643	(13,264)	14,907	9,347	14,907	10,822	0.79
Non-GAAP	134,189	120,141	14,048	28,019	10,912	8,666	$0.63

For the twelve months ended April 30, 2018
			Income from		Pre-tax	Net	Basic & Diluted
	Revenues	Expenses	Operations	EBITDA	Income	Income	EPS

As Reported	174,872	167,273	7,599	24,493	4,481	135	$0.01

Adjustments: (1)
CEO Separation and related costs		(3,503)	3,503	3,503	3,503	2,228	0.16
Executive severance and related costs including stock-based compensation		(2,965)	2,965	2,965	2,965	1,886	0.13
Executive recruitment costs		(325)	325	325	325	207	0.01
Compliance Task Force and related costs		(881)	881	881	881	560	0.04
Shareholder litigation costs		(529)	529	529	529	337	0.02
Restructuring expense		(4,952)	4,952	2,537	4,952	3,149	0.23
Total Adjustments	-	(13,155)	13,155	10,741	13,155	8,367	0.59
Non-GAAP	174,872	154,118	20,754	35,233	17,636	8,502	$0.60

(1) The net income (loss) impact of the adjustments is calculated using the incremental tax rate for the period.
(2) Adjustment included for prior period amounts.

Table E
Liberty Tax, Inc.
Operational Data
Unaudited

	Twelve months ended April 30,
	2019	2018
Franchisees
U.S.	1,445	1,582
Canada	144	138
Total Franchisees	1,589	1,720

Offices
U.S.
Franchised	2,737	3,047
Company-owned	99	296
Total U.S.	2,836	3,343

Canada
Franchised	231	219
Company-owned	41	48
Total Canada	272	267

Total
Franchised	2,968	3,266
Company-owned	140	344
Total Offices	3,108	3,610

Tax Returns Processed
U.S.	1,334,000	1,487,000
Canada	392,000	377,000
Total Returns Processed in Offices	1,726,000	1,864,000

Online	121,000	125,000
Total Tax Returns Processed	1,847,000	1,989,000

Systemwide Revenue[1]
U.S.	$341,900,000	$366,900,000

Canada (CDN $)	32,700,000	31,000,000
Canada (USD $)	24,600,000	24,100,000

U.S. Average Net Fee Per Return[2]	$256	$247

[1] Our systemwide revenue represents the total tax preparation revenue generated by our franchised and company-owned offices. It does not represent our revenue. Because franchise royalties are derived from the operations of our franchisees, and because we maintain an infrastructure to support systemwide operations, we consider systemwide revenue to be an important measurement.
[2] The average net fee per tax return prepared reflects amounts for our franchised and company-owned offices.

Non-GAAP Financial Information
The Company believes that EBITDA and non-GAAP net income (loss) should be evaluated, in addition to, and not as an alternative for, net income as determined in accordance with GAAP.  Both metrics are used by management when evaluating the performance of the Company.  Because not all companies use the same calculations, our definition of EBITDA may not be comparable to similarly titled figures from other companies.  In addition, when evaluating non-GAAP financial information, we exclude certain items that are not considered to be part of future operating results and which management excludes when evaluating the performance of the Company.  Descriptions of the items which are excluded are as follows:

Executive severance and related costs, including stock-based compensation:  We exclude from our non-GAAP financial measures cash and non-cash stock-based compensation, related third-party expenses and perquisites associated with the separation of employment with executives of the Company.

Executive recruitment costs:  We exclude from our non-GAAP financial measures one-time costs incurred to recruit and hire new executives.

Shareholder litigation costs:  We exclude from our non-GAAP financial measures one-time costs incurred related to shareholder litigation.

Accrued judgment:  We exclude from our non-GAAP financial measures recoveries of and accruals recorded in the period ending April 30, 2019.

Unsolicited offer costs:  We exclude from our non-GAAP financial measures costs incurred related to the unsolicited offer received by the Company in November 2018.

Corporate governance costs:  We exclude from our non-GAAP financial measures third-party consulting expenses related to corporate governance costs.

Divestiture of year-round accounting offices: We exclude from our non-GAAP financial measures loss on the disposal of assets, lost revenues and brokerage and lease expenses associated with the divestiture of our year-round accounting offices.

Restructuring:  We exclude from our non-GAAP financial measures cash and non-cash expenses of restructuring activities.  These costs include property and intangible impairments and exit costs.

CONTACT:
Michael S. Piper
Liberty Tax, Inc.
Vice President and Chief Financial Officer
(757) 493-8855
investorrelations@libtax.com